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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Myriad Genetics, Inc.

        We consent to incorporation by reference in the registration statements (No.'s 33-99204, 333-04700, 333-23255, 333-40961, 333-93363, 333-72978, and 333-115409) on Forms S-8, and in the registration statements (No.'s 333-73124, 333-45772 and 333-50504) on Forms S-3 of Myriad Genetics, Inc. of our report dated September 2, 2004, related to the consolidated balance sheets of Myriad Genetics, Inc. and subsidiaries as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the three-year period ended June 30, 2004, and related consolidated financial statement schedule, which report appears in the June 30, 2004 annual report on Form 10-K of Myriad Genetics, Inc.

KPMG LLP

Salt Lake City, Utah
September 8, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm